CURRENT REPORT FOR ISSUERS SUBJECT TO THE
                         1934 ACT REPORTING REQUIREMENTS

                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                 August 1, 2003
                                 Date of Report
                        (Date of Earliest Event Reported)

                          TECH-Net Communications, INC.
             (Exact name of registrant as specified in its charter)

             Nevada                   333-90456                  98-0231440
(State or other jurisdiction    (Commission File Number)    (IRS Employer
 of incorporation)                                           Identification No.)
                                65 Shrewsbury Rd
                              Livingston, NJ 07039
               (Address of principal executive offices (zip code))

                                 (973) 597-1971
                                 (973) 597-1972(fax)
              (Registrant's telephone number, including area code)

                          Tech-Net Communications, Inc.
                             Oceanic Business Centre
                                   Suite 1200
                 1066 West Hasting Street, Vancouver, BC V6E 3X2
                        (Former Name and Former Address)


ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

On August 1, 2003, we completed a Share Exchange (the "Share Exchange ") with Knightsbridge Fine Wines, Inc. ("Knightsbridge"), a Nevada corporation, formed to develop and finance the growth of a diversified international wine company consisting of estate vineyards and brands from various wine growing regions of the world. As a result of the Share Exchange, Knightsbridge became our wholly owned subsidiary. The shareholders of Knightsbridge now own the majority of our voting stock. To accomplish the Share Exchange, we issued an aggregate of 12,402,500 shares of our Common Stock in exchange for all of the issued and outstanding capital stock of Knightsbridge from the shareholders of Knightsbridge. The shares issued to the Knightsbridge Shareholders were issued to 35 persons, 7 of whom are employees of Knightsbridge whose shares were issued in accordance with Rule 701 and the remainder of whom are accredited investors, pursuant to the exemption from Registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act").

Pursuant to the terms of the Share Exchange Agreement, the officers of Knightsbridge have been appointed as our officers and Jayeson Carmichael has resigned as our president and Edward Wong has resigned as our treasurer and secretary. Joel Shapiro, president of Knightsbridge has been appointed to our Board of Directors and Messrs. Wong and Carmichael and Diane Travis have agreed to resign as directors following our compliance with Rule 14f-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Also pursuant



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to the terms of the Share Exchange,  Jayeson Carmichael,  the owner of 5,000,000 shares (66.3%) of our common stock prior to the Share Exchange, agreed to cancel 4,975,000 shares to treasury.

Immediately following the completion of the Share Exchange, we have 14,963,500 shares of Common Stock issued and outstanding. The Share Exchange provided Knightsbridge shareholders with approximately 82.89% of our issued and outstanding voting shares. The Share Exchange does not require the approval of our shareholders. A copy of the Share Exchange Agreement is filed as an exhibit to this Form 8-K and is incorporated in its entirety herein. The foregoing description is modified by such reference.

As a result of the transaction with Knightsbridge and the related issuance of 12,402,500 shares of our Common stock to Knightsbridge shareholders, the following persons are known to own 5% or more of our Voting Stock:

                                  NUMBER OF VOTING SHARES           PERCENT OF
                                                                    OUTSTANDING
                                                                   VOTING SHARES
Name and Address*

Mr. Joel Shapiro                                7,045,525                 47.08%
65 Shrewsbury Rd
Livingston, NJ 07039

Paul Gardner                                    948,500(1)                6.34%
13 Lileura Avenue
Beaumaris
Victoria, AU 3193

Jim McCubbin                                    150,000                    1.00%
38 Maybaugh Lane
Annapolis, MD 21403

Joseph Carr                                     175,000                    1.17%
659 Western Avenue
Albany, NY 12203

Barry Alexander                                 900,000                    6.01%
33948 N. 81st Street
Scottsdale, AZ 85262

All directors and officers (2)                  8,319,025                 55.60%
as a group (4 persons)

* Included in this table are persons who may not own 5% of our outstanding Voting Stock but who currently hold positions as our officers or directors. We have not included those directors who have agreed to resign following our compliance with Rule 14f-1 of the Exchange Act.

(1) Mr. Gardner is a one hundred (100%) percent shareholder of PLS Super Annuation Fund, which owns 948,500 of our voting shares. Therefore, Mr. Gardner beneficially owns 948,500 Shares of our voting stock.


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

As a result of the Share Exchange, we acquired 100% ownership of Knightsbridge Fine Wines, Inc. ("Knightsbridge").

Background of Knightsbridge Fine Wines

Knightsbridge Fine Wines was founded during 2002 with a vision and objective to establish and build a diversified international wine company. Knightsbridge believes that an oversupply of small and mid-sized wineries lacking effective sales, marketing, and branding strength currently exists, which has created an opportunity to economically and strategically consolidate and build an efficient operation that can maximize economies of scale, increase utilization of production assets, and provide a more streamlined and effective sales, marketing, and distribution group. Knightsbridge further believes that by adopting and applying consumer beverage marketing principals within the wine industry it can further enhance operating results beyond what is currently achieved by many small and mid-sized wineries creating a comparative advantage for Knightsbridge.

In executing its strategy, Knightsbridge has to date entered into marketing and distribution agreements with Dominion Wines International, an established Australian brand and EOS Estate Winery, an established Central Coast California Winery. Further, Knightsbridge is currently negotiating purchase and/or partnership agreements with several other wine companies. As of the date of this filing, Knightsbridge has not reached definitive agreements to acquire or partner with any such companies. As a result, Knightsbridge currently markets and distributes wines produced by third parties under its own or such other parties' labels.


                                  RISK FACTORS

Our securities involve a high degree of risk. You should consider the following factors in addition to the other information provided herein.

Dependence on Future Financings. The premium wine industry is a capital-intensive business, which requires substantial capital expenditures to develop and acquire vineyards and to improve or expand wine production. Further, the farming of vineyards and acquisition of grapes and bulk wine require substantial amounts of working capital. We project the need for significant capital spending and increased working capital requirements over the next several years. There can be no assurance that we will be able to secure such financing on terms, which are acceptable, if at all. The failure to secure future financing with favorable terms could have a material adverse effect on our business and operations.

Our Business is seasonal, which could cause our market price to fluctuate. Our business is subject to seasonal as well as quarterly fluctuations in revenues and operating results. Sales volume tends to increase during summer months and the holiday season and decrease after the holiday season. As a result, our sales and earnings are typically highest during the fourth calendar quarter and lowest in the first calendar quarter. This and other factors may cause fluctuations in the market price of our common stock.

Dependence on Third Parties for Supply of Products. Knightsbridge, our operating subsidiary, does not currently own any vineyards or facilities for wine production. Knightsbridge markets and distributes wines produced by third parties under its own label or the label of such third party producers. Except for any contractual rights and remedies that Knightsbridge may have with such producers, we have no control over the availability of Knightsbridge's products, their quality or cost. If for any reason Knightsbridge is unable to maintain or acquire new relationships with third party producers on commercially acceptable terms, it may not be able to distribute its products as planned. If Knightsbridge encounters delays or difficulties with contract producers in producing or packaging its products, the distribution, marketing and subsequent sales of these products would be adversely affected, and Knightsbridge may have to seek alternative sources of supply or abandon or sell product lines on unsatisfactory terms. Knightsbridge may not be able to enter into alternative supply arrangements on commercially acceptable terms, if at all. There can be no assurance that the producers that Knightsbridge has engaged will be able to provide sufficient quantities of these products or that the products supplied will meet with Knightsbridge's specifications.


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Dependence on Key Existing and Future  Personnel.  Our success will depend, to a large degree, upon the efforts and abilities of our officers and key management employees. The loss of the services of one or more of our key employees could have a material adverse effect on our operations. In addition, as our business plan is implemented, we will need to recruit and retain additional management and key employees in virtually all phases of our operations. Key employees will require not only a strong background in our industry but a familiarity with the markets in which we compete. We cannot assure that we will be able to successfully attract and retain key personnel.

Our Acquisitions and Potential Future Acquisitions Involve a Number of Risks. Our potential future acquisitions involve risks associated with assimilating these operations into our company; integrating, retaining and motivating key personnel; integrating and managing geographically-dispersed operations integrating the technology and infrastructures of disparate entities; risks inherent in the production and marketing wine and replanting of existing vineyards.

Competition. The premium table wine industry is intensely competitive and highly fragmented. Our wines may compete in all of the premium wine market segments with many other premium domestic and foreign wines. Our wines also may compete with popular-priced generic wines and with other alcoholic and, to a lesser degree, non-alcoholic beverages, for shelf space in retail stores and for marketing focus by our independent distributors, many of which carry extensive brand portfolios. Many of our competitors have greater financial, technical, marketing and public relations resources than we presently have. Our sales may be harmed to the extent we are not able to compete successfully against such wine or alternative beverage producers.

Agricultural Risks. Winemaking and grape growing are subject to a variety of agricultural risks. Various diseases, pests, fungi, viruses, drought, frosts and certain other weather conditions can affect the quality and quantity of grapes available, decreasing the supply of our products and negatively impacting profitability. Many California vineyards have been infested in recent years with phylloxera. Although we intend to work towards limiting the risk from phylloxera, there can be no assurance that the vineyards owned or utilized by the producers with whom we have contracted, or future vineyards that we may acquire, will not become susceptible to current or new strains of phylloxera.
Pierce's Disease is a vine bacterial disease that has been in California for more than 100 years. It kills grapevines and there is no known cure. Small insects called sharpshooters spread this disease. A new strain of the sharpshooter, the glassy winged, was discovered in Southern California and is believed to be migrating north. The agricultural industry is actively trying to control this pest and is making every reasonable effort to prevent an infestation in vineyards. We cannot, however, guarantee that our current producers will succeed in preventing contamination in existing vineyard or that we will succeed in preventing contamination in future vineyards we may acquire. Future government restrictions regarding the use of certain materials used in grape growing may increase vineyard costs and/or reduce production. Grape growing also requires adequate water supplies. A substantial reduction in water supplies could result in material losses of grape crops and vines.

Ability to Grow or Acquire Enough High quality Grapes for our Wines. The adequacy of our grape supply is influenced by consumer demand for wine in relation to industry-wide production levels. While we believe that we can secure sufficient supplies of grapes from a combination of acquisitions and from grape supply contracts with independent growers, we cannot be certain that grape supply shortages will not occur. A shortage in the supply of wine grapes could result in an increase in the price of some or all grape varieties and a corresponding increase in our wine production costs.

Oversupply of Grapes. Current trends in the domestic and foreign wine industry point to rapid plantings of new vineyards and replanting of old vineyards to greater densities, with the expected result of significantly increasing the worldwide supply of premium wine grapes and the amount of wine which will be produced in the future. This increase in grape production has resulted in an excess of supply over demand and has forced wineries to reduce, or not increase prices.

Government Regulations. The United States wine industry is subject to extensive regulation by the Federal Bureau of Alcohol, Tobacco and Firearms and various foreign agencies, state liquor authorities and local authorities. These regulations and laws dictate such matters as licensing requirements, trade and pricing practices, permitted distribution channels, permitted and required labeling, advertising and relations with wholesalers and retailers. Any


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acquisition  of new  vineyards  or wineries may be limited by present and future zoning ordinances, environmental restrictions and other legal requirements. In addition, new regulations or requirements or increases in excise taxes, income taxes, property and sales taxes or international tariffs, could reduce our
profits.  Future  legal  or  regulatory  challenges  to  the  industry,   either
individually or in the aggregate, could harm our business.


Public Opinions About Alcohol. A number of research studies suggest that various health benefits may result from the moderate consumption of alcohol, but other studies suggest that alcohol consumption does not have any health benefits and may in fact increase the risk of stroke, cancer and other illnesses. If an unfavorable report on alcohol consumption gains general support, it could harm the wine industry and our business.


You should note that this report contains certain "forward-looking statements," including without limitation, statements containing the words "believes," anticipates," expects," "intends," "plans," "should," "seeks to," and similar words. You are cautioned that such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of various factors, including but not limited to, the risk factors set forth herein. The accompanying information contained in this report identifies important factors that could cause such differences


                                   COMPETITION

The premium segment of the wine industry is intensely competitive. Our competitors produce table, premium and other wines in the United States of America, Europe, South Africa, South America, Australia and New Zealand. Our domestic competitors in the popular-premium and super-premium segments include Beringer Blass Wine Estates (Beringer, Meridian), Brown-Forman (Fetzer), Constellation Brands (Estancia, Talus, Vendange, Nathanson Creek), Diageo (Beaulieu Vineyards), Kendall-Jackson, and the Wine Group (Glen Ellen). Our higher-priced wines compete with several hundred smaller California wineries, generally from Napa or Sonoma County, and with numerous foreign vintners, that produce premium wines. In recent years some very large producers of primarily generic wines have introduced varietal wines in the growing premium wine market. Our wines also compete with other alcoholic and non-alcoholic beverages for shelf space in retail stores and for marketing focus by our independent distributors, all of which also carry other wine or beverage brands. Many of our domestic and international competitors have significantly greater resources and as a result there can be no assurance that in the future we will be able to successfully compete with these competitors or that we will not face greater competition from other wineries and beverage manufacturers.


                                    EMPLOYEES

We currently employee 12 full tine employees and 11 part time employee in our US based headquarters and satellite offices in the US and 1 full time and no part time employees at our Australian office is located at 13 Lileura Avenue, Beaumaris, Victoria, AU 3193. We may hire additional employees on a part time or independent contractor basis in connection with certain future projects.


                             TRADEMARKS AND PATENTS

 We presently do not own any patents or trademarks. We do intend to develop a brand identity in the future for our services, in addition to the name of Knightsbridge.





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                                    PROPERTY

Our corporate and United States offices are located at 65 Shrewsbury Road, Livingston, NJ 07039. There is currently no rent for the space.


Our Australian office is located at 13 Lileura Avenue, Beaumaris, Victoria, AU 3193. There is currently no rent for the space.


                                   LITIGATION

There is no outstanding material litigation in which we are involved and we are unaware of any pending actions or claims against us.

                                   MANAGEMENT

Information as to our directors and officers is as follows:

Name*                                   Position
-----                                   --------

Joel Shapiro                            Chairman, President and CEO and sole
                                        Director
Paul Gardner                            Chief Marketing Officer
Jim McCubbin                            Chief Financial Officer
Joesph Carr                             Executive Vice President of Sales

* Not included in this section is information regarding those directors who have agreed to resign following our compliance with Rule 14f-1 of the Exchange Act.

Joel Shapiro, Chairman of the Board, President and CEO. Prior to the Share Exchange, Joel ("Jake") Shapiro was the CEO of Knightsbridge Fine Wines and as a result of the Share Exchange, he has assumed the role of our Chairman, President and CEO. He has reviewed or visited almost 100 wineries in 4 continents in his quest to build the world's best wine company. He is charged with developing, sourcing and negotiating our acquisitions and strategic partnerships. He also guides corporate strategy, ensuring that we stay on-track to meet our long-term goals. Prior to joining Knightsbridge, Mr. Shapiro was President of JS Capital LLC, an east coast based finance boutique specializing in mergers & acquisitions, and public corporate finance. Since its founding, JS Capital has been engaged and financed a variety on industry non-specific companies including software production firms in Pakistan, fiber optic systems in Mexico, and five star European hotel owners and operators. JS Capital has built a strong presence in both apparel and mass media sectors, and maintains a number of Hollywood celebrity clients. Mr. Shapiro began his finance career working in 1992 working in the back offices of the investment-banking firm of M.H. Meyerson & Company. While attending night school at the Rutgers University Graduate School of Business for his MBA, Mr. Shapiro quickly rose up the ranks from working in the operations division of M.H. Meyerson to becoming one of the youngest Senior Traders, where he executed institutional orders on behalf of Wall Streets biggest firms, including Goldman Sachs, Merrill Lynch, and Credit Suisse First Boston. Mr. Shapiro attended Rutgers University, where he completed his studies in three years and received departmental and collegiate honors. As an undergraduate, Mr. Shapiro also attended the National University of Singapore, and through a joint venture program with Columbia University, the Shanghai Teachers College in China.

Paul Gardner, Chief Marketing Officer. Prior to the Share Exchange Paul Gardner was the Chief Marketing Officer for Knightsbridge Fine Wines and CEO of Dominion Wines in Australia and as a result of the Share Exchange he has assumed the


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position of our Chief Marketing Officer.  Mr. Gardner has almost thirty years of experience in the beverage industry including the last thirteen years in the wine industry overseeing the development and growth of international marketing and sales programs. Prior to joining Knightsbridge, Mr. Gardner founded Dominion Wines International in 1999. Prior to that, working in Australia and the United States, he played a critical role in the growth and development of wine group that eventually became Berringer Blass. As part of this process, he played a significant role bring Australian style wines to the US market. He also started and managed Southern Cross Wine, which grew revenue to over $40 million and an EBIT of $10 million in just over 3 years. Before managing Southern Cross, he oversaw the Victorian operation of Mildara Wine from the purchase of Wolf Blass through a further number of acquisitions and brand development. Prior to entering the wine industry, Mr. Gardner worked for the Coca-Cola Company in Australia, eventually becoming the Sales and Marketing Director with a team of 200 staff and control of a marketing budget of over $30 million.

Jim McCubbin, Chief Financial Officer. Prior to the Share Exchange, Mr. McCubbin was the chief financial officer of Knightsbridge Fine Wines and as a result of the Share Exchange he has become our chief financial officer, responsible for directing our financial operations. He has over fifteen years experience working with small and micro cap companies and over seven years experience in public reporting and compliance with both 33 and 34 act knowledge. He has hands-on experience dealing with the intricacies of small and micro cap business as it relates to situations involving areas of high and erratic growth, restructuring, mergers and acquisitions, corporate compliance and organizational development. He has developed contacts and knowledge that assist small and micro cap companies in reducing expenses as it relates to; corporate compliance and audit review, especially given the new constraints from Sarbanes-Oxley. His financial background is further enhanced with strong skills in the areas of human resources, contract administration, corporate insurance management, and project management and development. Mr. McCubbin also serves as the CFO of WidePoint Corporation (Nasdaq OTB: WDPT). Mr. McCubbin has been instrumental in navigating WidePoint through several negative economic events and working with the management team to realign the Company through both mergers and acquisitions and strategic financial management. While at WidePoint Mr. McCubbin's has also assisted several other small and development stage companies in business plan development, strategic realignment, and organizational development. Prior to Mr. McCubbin's employment at WidePoint, he held various financial and management positions with a wide range of companies including Ernst & Young, Lockheed Martin, McBee Associates, Memtec Ltd., and Marmac Associates.

Joseph Carr, Executive Vice President of Sales. Prior to the Share Exchange, Joe Carr was the National Sales Manager for Knightsbridge Fine Wines and as a result of the Share Exchange he has become our Executive Vice President of Sales. Joe has over twenty years experience in the wine industry overseeing team building within the international wine Industry. Prior to joining Knightsbridge, Mr. Carr was Vice President/Eastern Division Import Manager for Beringer Blass Wines. In this position, Joe surpassed all shipment and depletion goals while outperforming national Australian category trends over 38%. Joe also launched the brand Rothbury Estates, which surpassed all national goals and marketing plans. Prior to that, Mr. Carr was President of Mildara Blass Wines for North America. He lead the integration team of Beringer and Mildara Blass Wines and was responsible for international operations budgets, including Sales and Marketing Operations, and International Finance in excess of 11 million US$. He managed the executive staff including VP Marketing, VP Finance, and National Sales Manager. Joe built a team that consisted of 23 Region, Division Managers, National Accounts and 18 Regional Brokers. Previously he was Eastern Regional Manager for Paterno Imports, whose international portfolio of products comes from all major wine producing countries. Mr. Carr graduated from the State University of New York at Geneseo in 1982 with a degree in Business Communications/ Fine Arts.

ITEM 5. OTHER EVENTS

We currently sublease our corporate and United States offices located at located at 65 Shrewsbury Road, Livingston, NJ 07039 pursuant to a verbal lease agreement with JS Capital, LLC, and a company that is 100% owned by Joel Shapiro. JS Capital currently does not charge Knightsbridge for this space.

We currently sublease our Australian office located at 13 Lileura Avenue, Beaumaris, Victoria, AU 3193pursuant to a verbal lease agreement with The PLS Super Annuation Fund, a company that is 100% owned by Paul Gardner. Knightsbridge is currently not charged rent for this space.


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

ITEM 6. RESIGNATION OF REGISTRANT'S DIRECTORS

Pursuant to the Share Exchange Agreement, Edward Wong, Jayeson Carmichael and Diane Travis have agreed to resign as directors following our compliance with Rule 14f-1 of the Exchange Act. There have been no disagreements between the registrant and Jayeson Carmichael, Edward Wong and Diane Travis.

ITEM 7.          FINANCIAL STATEMENTS

No financial statements are filed herewith. The Registrant is required to file financial statements by amendment hereto not later than 60 days after the date that this Current Report on Form 8-K must be filed.



                                    EXHIBITS

1.1 Share Exchange Agreement between Tech-Net Communications, Inc and the shareholders of Knightsbridge Fine Wines, Inc., dated July 29, 2003.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


TECH-NET COMMUNICATIONS, INC.

By:      /s/ Joel Shapiro
         --------------------------
         Joel Shapiro
         Chairman, President, CEO


Dated:  August 1, 2003














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                                   Exhibit 1.1



                            SHARE EXCHANGE AGREEMENT

         This Share Exchange Agreement ("Agreement") between Tech-net Communications, Inc., a Nevada corporation ("TNTC"); Joel Shapiro (the "Shareholders Representative"), as representative of the persons listed in the persons listed in Exhibit A hereof (the "KFW Shareholders"), being the owners of record of all of the issued and outstanding stock of Knightsbridge Fine Wines, Inc., a Nevada corporation ("KFW") is entered into as of July 31, 2003.

                                    RECITALS

         A. KFW is a holding company formed to develop an international wine company consisting of estate vineyards in each of the great wine growing regions of the world.

         B. The KFW Shareholders have authorized the Shareholders Representative, pursuant to the Agreement to Appoint Shareholders Representative annexed hereto as Exhibit B to sell to TNTC, and TNTC has agreed to purchase from the KFW Shareholders 100% of the common stock of KFW (the "KFW Stock") in exchange for shares of common stock of TNTC, pursuant to the terms and conditions set forth in this Agreement.

         C.   KFW will become a wholly owned subsidiary of TNTC.

         NOW  THEREFORE,   in  consideration  of  the  mutual   representations,
warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

1. Exchange of Stock.
   ------------------

         (a) The KFW Shareholders agree to transfer to TNTC, and TNTC agrees to purchase from the KFW Shareholders, all of the KFW Shareholders' right, title and interest in the KFW Stock, representing 100% of the issued and outstanding stock of KFW, free and clear of all mortgages, liens, pledges, security interests, restrictions, encumbrances, or adverse claims of any nature.

         (b) At the Closing (as defined in Section 2 below), upon surrender by the KFW Shareholders of the certificates evidencing the KFW Stock, duly endorsed for transfer to TNTC or accompanied by stock powers executed in blank by the KFW Shareholders, TNTC will cause 12,402,500 shares of the common voting stock, par value $.001 of TNTC (the "TNTC Stock") to be issued to the KFW Shareholders (or their designees), in full satisfaction of any right or interest which each Shareholder held in the KFW Stock. The TNTC Stock will be issued to the KFW Shareholders on a pro rata basis, in the same proportion as the percentage of their ownership interest in KFW, as set forth on Exhibit A (subject to adjustment for fractionalized shares), at the Closing. As a result of the exchange of the KFW Stock for the TNTC Stock, KFW will become a wholly owned subsidiary of TNTC.

2. Closing.
   --------

          (a) The parties to this Agreement will hold a closing (the "Closing") for the purpose of executing and exchanging all of the documents contemplated by this Agreement and otherwise effecting the transactions contemplated by this Agreement. The Closing will be held as soon as possible and it is currently anticipated that it will occur on or before July 31, 2003, at the Law Offices of Louis E. Taubman, counsel to KFW, 225 Broadway, Suite 1200, New York, NY 10007, unless another place or time is mutually agreed upon in writing by the parties. All proceedings to be taken and all documents to be executed and exchanged at the Closing will be deemed to have been taken, delivered and executed simultaneously, and no proceeding will be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed. If agreed to by the parties, the Closing may take place through the exchange of documents by fax and/or express courier.

          (b) With the exception of any stock certificates which must be in their original form, any copy, fax, e-mail or other reliable reproduction of the writing or transmission required by this Agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, fax, e-mail or other reproduction is a complete reproduction of the entire original writing or transmission or original signature, and the originals are promptly delivered thereafter.

3. Representations and Warranties of TNTC.
   ---------------------------------------

         TNTC represents and warrants as follows:

          (a) TNTC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

          (b) The authorized capital stock of TNTC consists of (i) 100,000,000 shares of common stock, $0.001 par value per share, of which, 7,536,000 shares are issued and outstanding as of the date of this Agreement; and (ii) no shares of preferred stock. To the knowledge of TNTC, all issued and outstanding shares of TNTC's common stock are fully paid and nonassessable.

          (c) There are no subscription rights, options, warrants, convertible securities, or other rights (contingent or otherwise) presently outstanding, for the purchase, acquisition, or sale of the capital stock of TNTC, or any securities convertible into or exchangeable for capital stock of TNTC or other securities of TNTC, from or by TNTC. There are no outstanding obligations of TNTC to repurchase, redeem or otherwise acquire any of its shares and there will be none of the foregoing outstanding at the Closing.

          (d)  TNTC has no subsidiaries.

          (e) Execution of this Agreement and performance by TNTC hereunder has been duly authorized by all requisite corporate action on the part of TNTC, and this Agreement constitutes a valid and binding obligation of TNTC, and TNTC's performance hereunder will not violate any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, or, to TNTC's knowledge any law or regulation, to which any property of TNTC is subject or by which TNTC is bound.

          (f) TNTC is not an "issuing corporation" as defined in NRS 78.3788, and as a result is not subject to the requirements of NRS 78.378 to 78.3793, inclusive, regarding acquisition of controlling interest and therefore the KFW Shareholders will have full right and authority to vote the TNTC Stock upon consummation of the transactions contemplated herein.

          (g) Other than as set forth in the financial statements included in its Form 10-KSB for the fiscal period ended March 31, 2003, TNTC has no assets or liabilities and the same will be represented in the unaudited financial statements for any interim period which may be prepared prior to closing. Additionally, the loan payable of $13,647 owed to Jayeson Carmichael by TNTC will either be repaid by TNTC or forgiven by Jayeson Carmichael prior to Closing.

          (h) There is no litigation or proceeding pending or to the Company's knowledge threatened against or relating to TNTC, its properties or business.

          (i) TNTC is not a party to any material contract. For purposes of this Agreement "material" shall mean any contract, debt, liability, claim or other obligation valued or otherwise worth $2,000 or more.

          (j) Other than Jayeson Carmichael, Edward Wong and Diane Travis, TNTC has no officers, directors or employees.

          (k) No current officer, director, affiliate or person known to TNTC to be the record or beneficial owner of in excess of 5% of TNTC's common stock, or any person known to be an associate of any of the foregoing is a party adverse to TNTC or has a material interest adverse to TNTC in any material pending legal proceeding.

          (l) TNTC has filed in correct form all federal, state, and other tax returns of every nature required to be filed by it and has paid all taxes and all assessments, fees and charges which it is obligated to pay by federal, state or other taxing authority to the extent that such taxes, assessments, fees and charges have become due. TNTC has also paid all taxes which do not require the filing of returns and which are required to be paid by it. To the extent that tax liabilities have accrued, but have not become payable, they have been adequately reflected as liabilities on the books of TNTC.

          (m) TNTC is a publicly reporting company pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is in compliance with all reporting requirements of the Exchange Act. TNTC's Form 10-KSB for the fiscal period ending March 31, 2003, Form 10-QSB for the fiscal period ending June 30, 2003, and any other filings made by TNTC as filed with the SEC pursuant to the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act"), including all exhibits, documents and attachments thereto, are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make any statement therein not materially misleading.

          (n) TNTC's common stock currently trades on the over-the-counter bulletin board market commonly referred to as the "OTCBB." TNTC is not aware of any fact or circumstance that would jeopardize or otherwise impair the ability of TNTC's common stock to continue trading on the OTCBB.

          (o) TNTC has had the opportunity to perform all due diligence investigations of KFW and its business as it has deemed necessary or appropriate and to ask questions of the officers and directors of KFW and has received satisfactory answers to all of its questions. TNTC has had access to all documents and information about KFW and has reviewed sufficient information to allow TNTC to evaluate the merits and risks of the transactions contemplated by this Agreement.

          (p) TNTC is acquiring the KFW shares to be transferred to it under this Agreement for investment and not with a view to the sale or distribution thereof.

4. Representations and Warranties of the KFW Shareholders.
   ------------------------------------------------------

     The KFW Shareholders, jointly and severally, represent and warrant as follows:

          (a) KFW is a corporation duly organized, validly existing, and in good standing under the laws of Nevada and is licensed or qualified as a foreign corporation in all places in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

          (b) There are no agreements purporting to restrict the transfer of the KFW Shares, nor any voting agreements, voting trusts or other arrangements restricting or affecting the voting of the KFW Shares. The KFW Shares held by the KFW Shareholders are duly and validly issued, fully paid and non-assessable, and issued in full compliance with all federal, state, and local laws, rules and regulations. Other than as described herein, there are no subscription rights, options, warrants, convertible securities, or other rights (contingent or otherwise) presently outstanding, for the purchase, acquisition, or sale of the capital stock of KFW, or any securities convertible into or exchangeable for capital stock of KFW or other securities of KFW, from or by KFW.

          (c) The KFW Shareholders have full right, power and authority to sell, transfer and deliver the KFW Shares, and upon delivery of the certificates therefor as contemplated in this Agreement, the KFW Shareholders will transfer to TNTC valid and marketable title to the KFW Shares, including all voting and other rights to the KFW Shares free and clear of all pledges, liens, security interests, adverse claims, options, rights of any third party, or other encumbrances. Each of the KFW Shareholders owns and holds that the number or percentage of KFW Shares that are listed opposite their names on Exhibit A attached hereto.

          (d) There is no litigation or proceeding pending, or to any KFW Shareholder's knowledge, threatened, against or relating to KFW or to the KFW Shares.

          (e) KFW has filed in correct form all tax returns of every nature required to be filed by it in its home jurisdiction or otherwise and has paid all taxes as shown on such returns and all assessments, fees and charges received by it to the extent that such taxes, assessments, fees and charges have become due. KFW has also paid all taxes which do not require the filing of returns and which are required to be paid by it. To the extent that tax liabilities have accrued, but have not become payable, they have been adequately reflected as liabilities on the books of KFW.

          (f) The financial statements that have been provided to TNTC have been prepared consistent with Generally Accepted Accounting Principles ("GAAP") and present fairly the financial condition of KFW.

          (g) The current residence address or principal place of business (for any non-individual shareholder) of the KFW Shareholders is as listed on Exhibit A attached hereto.

          (h) The KFW Shareholders have had the opportunity to perform all due diligence investigations of TNTC and its business as they have deemed necessary or appropriate and to ask questions of TNTC's officers and directors and have received satisfactory answers to all of their questions. The KFW Shareholders have had access to all documents and information about TNTC and have reviewed sufficient information to allow them to evaluate the merits and risks of the acquisition of the TNTC Stock.

          (i) The KFW Shareholders are acquiring the TNTC Stock for their own account (and not for the account of others) for investment and not with a view to the distribution therefor. The KFW Shareholders will not sell or otherwise dispose of the TNTC Stock without registration under the Securities Act or an exemption therefrom, and the certificate or certificates representing the TNTC Stock will contain a legend to the foregoing effect.

5. Conduct Prior to the Closing.
   -----------------------------

     TNTC and the KFW Shareholders covenant that between the date of this Agreement and the Closing as to each of them:

          (a) Other than as contemplated herein, no change will be made in the charter documents, by-laws, or other corporate documents of TNTC or KFW.

          (b) TNTC will use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

          (c) None of the KFW Shareholders will sell, transfer, assign, hypothecate, lien, or otherwise dispose or encumber the KFW Shares owned by them.

          (d) The KFW shareholders will use their best efforts to maintain and preserve the business organization, employee relationships and goodwill of KFW intact and will not allow KFW to enter into any material commitment except in the ordinary course of business.

6. Conditions to Obligations of the KFW Shareholders.
   --------------------------------------------------

     The KFW Shareholders obligations to complete the transactions contemplated herein are subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by the KFW Shareholders:

          (a) The representations and warranties of TNTC set forth herein will be true and correct at the Closing as though made at and as of that date, except as affected by the transactions contemplated hereby.

          (b) TNTC will have performed all covenants required by this Agreement to be performed by it on or before the Closing.

          (c) This Agreement will have been approved by the Board of TNTC by written consent or otherwise.

          (d) TNTC will have delivered to the KFW Shareholders the documents set forth below in form and substance reasonably satisfactory to counsel for the Shareholders, to the effect that:

               (i) TNTC is a corporation duly organized, validly existing, and in good standing;

               (ii) TNTC's authorized capital stock is as set forth herein;

               (iii)Certified   copies  of  the  resolutions  of  the  board  of
                    directors and shareholders of TNTC authorizing the execution of this Agreement and the consummation hereof;

               (iv) An opinion of  ________________,  Esq., counsel to TNTC, (A)
                    that the company has had legitimate operations since the date of inception and, as a result, TNTC's restricted common stock shall be eligible for sale in accordance with the provisions of Rule 144 promulgated under the Securities Act of 1933, as amended and (B) TNTC is not an "issuing corporation" as defined in NRS 78.3788, and as a result is not subject to the requirements of NRS 78.378 to 78.3793, inclusive, regarding acquisition of controlling interest and therefore the KFW Shareholders will have full right and authority to vote the TNTC Stock upon consummation of the transactions contemplated herein; and

               (v)  Any  further  document  as may be  reasonably  requested  by
                    counsel  to  KFW  in  order  to  substantiate   any  of  the
                    representations or warranties of TNTC set forth herein.

               (e) There will have occurred no material adverse change in the business, operations or prospects of TNTC.

               (f) TNTC will have filed its Form 10-QSB for the fiscal period ended June 30, 2003.

               (g) TNTC will have received written consent (in a form acceptable to counsel for the KFW Shareholders) from Jayeson Carmichael agreeing to cancel back 4,975,000 shares of common stock to TNTC at or prior to Closing.

               (h) TNTC's will have received a receipt or other written proof showing that the loan payable of $13,647 to Jayeson Carmichael has been repaid to Mr. Carmichael or forgiven by him.



7. Conditions to Obligations of TNTC.
   ----------------------------------

     TNTC's obligation to complete the transaction contemplated herein will be subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by the TNTC, as appropriate:

     (a) The representations and warranties of the KFW Shareholders set forth herein will be true and correct at the Closing as though made at and as of that date, except as affected by the transactions contemplated hereby.

     (b) The KFW Shareholders will have performed all covenants required by this Agreement to be performed by them on or before the Closing.

     (c) The KFW Shareholders will have delivered to TNTC the documents set forth below in form and substance reasonably satisfactory to counsel for TNTC, to the effect that:

          (i) KFW is a corporation duly organized, validly existing, and in good standing;

          (ii) KFW's authorized capital stock is owned as set forth herein and in Exhibit A; and

          (iii)Any further document as may be reasonably requested by counsel to TNTC in order to substantiate any of the representations or warranties of the KFW Shareholders set forth herein.

          (d) There will have occurred no material adverse change in the business, operations or prospects of KFW.

8. Additional Covenants.
   ---------------------

          (a) Between the date of this Agreement and the Closing, the KFW Shareholders, with respect to KFW and TNTC, with respect to itself, will, and will cause their respective representatives to,
               (i) afford the other parties and their representatives access to their personnel, properties, contracts, books and records, and other documents and data, as reasonably requested by the other party; (ii) furnish the other parties and their representatives with copies of all such contracts, books and records, and other existing documents and data as they may reasonably request in connection with the transaction contemplated by this Agreement; and (iii) furnish the other parties and their representatives with such additional financial, operating, and other data and information as they may reasonably request. The KFW Shareholders will cause KFW to and TNTC will provide each other, with complete copies of all material contracts and other relevant information on a timely basis in order to keep the other parties fully
               informed  of  the  status  of  their   respective   business  and
               operations.

          (b) TNTC will deliver TNTC's corporate books and records, including all records relating to TNTC's audited financial statements, to the Shareholders at Closing.

          (c)  The  parties  agree  that  they  will  not  make,   and  the  KFW
               Shareholders   will  not   permit   KFW  to  make,   any   public
               announcements relating to this Agreement or the transactions contemplated herein without the prior written consent of the other parties, except as may be required upon the written advice of counsel to comply with applicable laws or regulatory requirements after consulting with the other parties hereto and seeking their consent to such announcement.

          (d) TNTC and the KFW Shareholders will cooperate with each other in the preparation of a Form 8-K to be filed with the SEC describing the transaction contemplated by this Agreement and such other items as are required by the SEC rules and regulations.

          (e) Each of the TNTC officers and directors will deliver a written statement to TNTC resigning from all officer and director positions held by them at TNTC. Director resignations shall not be effective until TNTC has complied in all material respects with the requirements of Rule 14f-1 of the Exchange Act.

9. Termination.
   ------------

     This Agreement may be terminated (1) by mutual consent in writing; or (2) by either the Shareholders or TNTC if there has been a material misrepresentation or material breach of any warranty or covenant by any other party that is not cured by August 15, 2003 or such later date as agreed by the parties.

10. Expenses.
    ---------

     Whether or not the Closing is consummated, each of the parties will pay all of his, her, or its own legal and accounting fees and other expenses incurred in the preparation of this Agreement and the performance of the terms and provisions of this Agreement.

11. Survival of Representations and Warranties.
    -------------------------------------------

     The representations and warranties of the Shareholders and TNTC set out in this Agreement will survive Closing for a period of two years, except those representations made in Section 3(l), which shall survive for seven years.

12. Waiver.
    -------

     Any failure on the part of the parties hereto to comply with any of their obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

13. Brokers.

         Each party agrees to indemnify and hold harmless the other parties against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

14. Notices.
    --------

     All notices and other communications under this Agreement must be in writing and will be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service, as follows:

If to TNTC, to:

Oceanic Business Centre, Suite 200
1066 West Hastings Street
Vancouver, British Columbia
Canada, V6E 3X2

If to the KFW Shareholders to:

Joel Shapiro
Shareholders Representative
65 Shrewsbury Road
Livingston, NJ 07039

15. General Provisions.
    -------------------

          (a) This Agreement will be governed by and under the laws of the State of New York, USA without giving effect to conflicts of law principles. If any provision hereof is found invalid or unenforceable, that part will be amended to achieve as nearly as possible the same effect as the original provision and the remainder of this Agreement will remain in full force and effect.

          (b) Any dispute arising under or in any way related to this Agreement will be submitted to binding arbitration before a single arbitrator by the American Arbitration Association in accordance with the Association's commercial rules then in effect. The arbitration will be conducted in the State of New York. The decision of the arbitrator will set forth in reasonable detail the basis for the decision and will be binding on the parties. The arbitration award may be confirmed by any court of competent jurisdiction.

          (c) In any adverse action, the parties will restrict themselves to claims for compensatory damages and/or securities issued or to be issued and no claims will be made by any party or affiliate for lost profits, punitive or multiple damages.

          (d) This Agreement constitutes the entire agreement and final understanding of the parties with respect to the subject matter hereof and supersedes and terminates all prior and/or contemporaneous understandings and/or discussions between the parties, whether written or verbal, express or implied, relating in any way to the subject matter hereof. This agreement may not be altered, amended, modified or otherwise changed in any way except by a written agreement, signed by both parties.

          (e) This Agreement will inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this Agreement without the written consent of the other party will be void.

          (f) The parties agree to take any further actions and to execute any further documents which may from time to time be necessary or appropriate to carry out the purposes of this Agreement.

          (g) The headings of the Sections, paragraphs and subparagraphs of this Agreement are solely for convenience of reference and will not limit or otherwise affect the meaning of any of the terms or provisions of this Agreement. The references in this Agreement to Sections, unless otherwise indicated, are references to sections of this Agreement.

          (h) This Agreement may be executed in counterparts, each one of which will constitute an original and all of which taken together will constitute one document. This Agreement may be executed by delivery of a signed signature page by fax to the other parties hereto and such fax execution and delivery will be valid in all respects.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

TECH-NET COMMUNICATIONS, INC.


By: /s/ Jayeson Carmichael
    ----------------------
        Jayeson Carmichael
        President, CEO


THE SHAREHOLDERS OF KNIGHTSBRIDGE FINE WINES, INC.:


By: /s/ Joel Shapiro
   ---------------------------------
        Joel Shapiro,
        Shareholders Representative



                                    EXHIBIT A
                                       to
                            Share Exchange Agreement



                                              Number of Knightsbridge      Number of TNTC Shares to be
                                               Fine Wine, Inc. Shares            issued to
        Shareholder Name and Address                                        Shareholder or designees
        ----------------------------                                        ------------------------


Joel Shapiro                                  14,091,050                   7,045,525
65 Shrewsbury Rd
Livingston, NJ 07039

Pat Shane                                      1,200,000                     600,000
601 Lake Avenue
Altamonte Springs, FL 32701

Peter Bowthorpe                                1,155,000                     577,500
6 The Homestead Sea Road
East Preston, West Sussex
UK BN 16 1lw

Charles Keith Howe                                85,000                      42,500
Billhurst
Lingfield Common Rd
Lingfield, Surrey, UK RH7 8BZ

Rupert Keith Beauclerk                            42,500                      21,250
Billhurst
Lingfield Common Rd
Lingfield, Surrey, UK RH7 8BZ

Nicholas Alexander Shrager                       831,500                     415,750
88 Higher Drive
Banstead, Surrey
UK SM7 1BR

Martin Weisberg Trust                            300,000                     150,000
3 Powder Hill Rd
Waccabuc, NY 10597

PLS Super Annuation Fund                       1,897,000                     948,500
13 Lileura Avenue
Beaumaris
Victoria, AU 3193

Stockdale SuperAnnuation Fund                     89,700                      44,850
17 Lantana RD
Gardenvale
Victoria, AU 3195

Joe Carr                                       350,000                       175,000
659 Western Avenue
Albany, NY 12203

Jeff Marsden                                   150,000                       75,000
6281 Klamath Street
Westminster, CA 92683



                                       18


                                               Number of Knightsbridge       Number of TNTC Shares to be
                                                  ne Wine, Inc. Shares               issued to
        Shareholder Name and Address                                         Shareholder or designees
        ----------------------------                                         ------------------------

Kerry Vix                                        350,000                     175,000
PO box 1287
Paso Robles, CA 93447

Steve Felten                                      25,000                      12,500
2219 Arciero Ct
Paso Robles, CA 93446

Christopher Vix                                   25,000                      12,500
195 via Magnolia
Paso Robles, CA 93446

Leslie Melendez                                   15,000                       7,500
7605 Cortina
Atascadero, CA 93422

Gary Cargill                                      12,000                       6,000
1036 Samantha Way
Paso Robles, CA 93446

Paul Bay                                           8,000                       4,000
7585 Cortina
Atascadero, CA 93422

Falcon Corp. USA                                  71,250                      35,625
747 Las Corichas
Thousand Oaks, CA 91360

Mark Carvelho                                     22,500                      11,250
1691 Mesa Drive, Apt. L-8
Santa Ana Heights, CA

Chris Gilbert                                     21,750                      10,875
628 San Telmo Circle
Newbury Park, CA 91320

Melvin M. Frazer                                  27,000                      13,500
20350 Chapter Drive
Woodland Hills, CA 91364

Paul Krechtmer                                   207,000                     103,500
200 E 58th St.
New York, NY 10022

Richard Rosenblum                                500,000                     250,000
122 Marlborough Rd
Scarborough, NY 10510

Victor Sedaka                                    150,000                      75,000
3359 Bedford Avenue
Brooklyn, NY 11210

Robert Massucci                                  100,000                      50,000
1881 Hood Lane
Maple Glen, PA 19002

Barry Alexander                                1,800,000                     900,000
33948 N. 81st St
Scottsdale, AZ 85262



                                       19

                                               Number of Knightsbridge       Number of TNTC Shares to be
                                                Fine Wine, Inc. Shares             issued to
        Shareholder Name and Address                                         Shareholder or designees
        ----------------------------                                         ------------------------

Mitchell Weiner                                   83,750                      41,875
2005 Oceanwalk Terrace
Lauderdale by the Sea, FL 33062

California Wine Company                          375,000                     187,500
1700 Soscol Ave Suite 25
Napa, CA 94559-1351

TriPoint Capital Advisors, LLC                   325,000                     162,500
15245 Shady Grove Rd, Suite 400
Rockville, MD 20850

James McCubbin                                   300,000                     150,000
38 Maybaugh Lane
Annapolis, MD 21403

Mike Gallo                                        10,000                       5,000
36 Knightsbridge Place
Jackson, NJ 08527

William Callahan                                  10,000                      5,000
24-20 35th Street
Astoria, NY 11103

Michael Garnick                                  175,000                     87,500
1590 Stockton Road
Meadowbrook, Pa 19046



                                    Exhibit B
                                       to
                            Share Exchange Agreement


                AGREEMENT TO APPOINT SHAREHOLDERS REPRESENTATIVE

         AGREEMENT dated as of this 24th day of July 2003, by and between the owners of record (the "Shareholders") of all of the issued and outstanding stock of Knightsbridge Fine Wines, Inc., a Nevada corporation ("KFW") and Joel Shapiro (the "Shareholders Representative").

                                    RECITALS

         A. The Shareholders currently own 24,805,000 shares of KFW common stock (the "KFW Stock") and constitute all the shareholders of KFW (the "Company");

         B. The Shareholders wish to enter into a Share Exchange Agreement (the "Share Exchange Agreement") with Tech-net Communications, Inc. ("TNTC"), pursuant to which TNTC will purchase all of the issued and outstanding shares of the Company's common stock from the Shareholders in exchange for 12,402,500 shares of TNTC common stock (the "TNTC Stock").

         C. It is the desire of the Shareholders to provide for a representative to negotiate and enter into the Share Exchange Agreement on their behalf.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the parties agree as follows:

1. Appointment of Shareholders Representative.
   -------------------------------------------

The parties to this Agreement hereby agree to the appointment of Joel Shapiro (the "Shareholders Representative") as representative of the parties to this Agreement, for the purpose of negotiating and entering into the Share Exchange Agreement on their behalf.

2. Escrow and Disbursement of Shares by Representative.
   ----------------------------------------------------

(a) At the Closing of the Share Exchange Agreement, TNTC will provide or cause to be provided the TNTC Stock to the Shareholders Representative.

(b) The Shareholders Representative shall, within a reasonable period of time following the Closing, forward the shares of the TNTC Stock to the Shareholders on a pro rata basis, in the same proportion as the percentage of their ownership interest in the KFW Stock, as set forth on Schedule A annexed hereto. Any fractional shares that will result due to such pro rata distribution will be rounded up to the next highest whole number.

3. Representations and Warranties of Shareholders.
   -----------------------------------------------

(a) The Shareholders agree and understand that they are appointing the Shareholders Representative to negotiate the Shareholders Agreement and any ancillary agreements on their behalf and that, as a result, the Shareholders Representative may bind them to the terms of such agreements in accordance with his reasonable judgement.

(b) The Shareholders agree and understand that the Shareholders Representative may agree to representations, warranties and covenants on their behalf in connection with the Share Exchange Agreement for which they may be subject to liability or damages in the future should they breach such representations, warranties or covenants.

(c) The Shareholders agree and understand that they will have no right to review the final Share Exchange Agreement and any ancillary documents prior to execution on their behalf by the Shareholders Representative and hereby waive all right to such review.

4. Indemnification.
   ----------------

The Shareholders shall, to the fullest extent legally permissible, indemnify the Shareholders Representative against any and all liabilities and expenses incurred in connection with the defense or disposition of any action, suit, or other proceeding by reason of the Shareholders Representative having served in his capacity with respect to this Agreement, the Share Exchange Agreement and any ancillary agreements thereto; except with respect to any matter as to which the Shareholders Representative shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the parties hereto.

5. General Provisions.
   -------------------

(a) This agreement shall be governed by and under the laws of the State of New York, USA without giving effect to conflicts of law principles. If any provision hereof is found invalid or unenforceable, that part shall be amended to achieve as nearly as possible the same effect as the original provision and the remainder of this agreement shall remain in full force and effect.

(b) Any dispute arising under or in any way related to this agreement shall be submitted to binding arbitration by the American Arbitration Association in accordance with the Association's commercial rules then in effect. The arbitration shall be conducted in the State of New York. The arbitration shall be binding on the parties and the arbitration award may be confirmed by any court of competent jurisdiction.

(c) This agreement constitutes the entire agreement and final understanding of the parties with respect to the subject matter hereof and supersedes and terminates all prior and/or contemporaneous understandings and/or discussions between the parties, whether written or verbal, express or implied, relating in any way to the subject matter hereof. This agreement may not be altered, amended, modified or otherwise changed in any way except by a written agreement, signed by the parties.

(d) This agreement is entered into by the parties hereto for their exclusive benefit. The Agreement is expressly not intended for the benefit of any other party, including but not limited to, any creditor of the Company, the Shareholders, TNTC or any other person, and no third party shall have any rights under this Agreement or otherwise.

(e) Any notice or other communication pursuant hereto shall be given to a party at its address set forth in Schedule A annexed hereto, by (i) personal delivery, (ii) commercial overnight courier with written verification of receipt, or (iii) registered or certified mail. If so mailed or delivered, a notice shall be deemed given on the earlier of the date of actual receipt or three (3) days after the date of authorized delivery.

(f) This agreement may be executed in counterparts, each one of which shall constitute an original and all of which taken together shall constitute one document.

         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date first written above.

Shareholders Representative


/s/ Joel Shapiro
---------------------------
Joel Shapiro

THE SHAREHOLDERS:


/s/ Joel Shapiro
---------------------------
Joel Shapiro


/s/ Pat Shane
---------------------------
Pat Shane


/s/ Peter Bowthorpe
---------------------------
Peter Bowthorpe


/s/ Charles Keith Howe
---------------------------
Charles Keith Howe


/s/ Rupert Keith Beauclerk
---------------------------
Rupert Keith Beauclerk


/s/ Nicholas Alexander Shrager
------------------------------
Nicholas Alexander Shrager

Martin Weisberg Trust


By: /s/ Martin Weisberg Trust
-----------------------------
                  , trustee

PLS Super Annuation Fund


By:  /s/ Paul Gardner
---------------------------
Paul Gardner


Stockdale Super Annuation Fund


By:   /s/ Paul Gardner
---------------------------
Paul Gardner

/s/ Joe Carr
---------------------------
Joe Carr


/s/ Jeff Marsden
---------------------------
Jeff Marsden


/s/ Kerry Vix
---------------------------
Kerry Vix

/s/ Steve Felton
---------------------------
Steve Felton


/s/ Christopher Vix
---------------------------
Christopher Vix


/s/ Leslie Melendez
---------------------------
Leslie Melendez


/s/ Gary Cargill
---------------------------
Gary Cargill


/s/ Paul Bay
---------------------------
Paul Bay

Falcon Corp. USA


By:  /s/ Falcon Corp. USA
     ----------------------
Falcon Corp. USA


/s/ Mark Carvelho
---------------------------
Mark Carvelho


/s/ Chris Gilbert
---------------------------
Chris Gilbert


/s/ Melvin M. Frazer
 --------------------------
Melvin M. Frazer


/s/ Paul Krechtmer
---------------------------
Paul Krechtmer


/s/ Richard Rosenblum
---------------------------
Richard Rosenblum


/s/ Victor Sedaka
---------------------------
Victor Sedaka


/s/ Robert Massucci
---------------------------
Robert Massucci

/s/ Barry Alexander
---------------------------
Barry Alexander


/s/ Mitchell Weiner
---------------------------
Mitchell Weiner

California Wine Company

By: /s/ California Wine Company
    ---------------------------

TriPoint Capital Advisors, LLC


By:  /s/ Mark Elenowitz
     ----------------------
         Mark Elenowitz,
         Managing Director


/s/ James McCubbin
---------------------------
James McCubbin


/s/ Mike Gallo
---------------------------
Mike Gallo

/s/ William Callahan
---------------------------
William Callahan

/s/ Michael Garnick
---------------------------
Michael Garnick


                                  SCHEDULE A TO
                              AGREEMENT TO APPOINT
                           SHAREHOLDERS REPRESENTATIVE



                                               Number of Knightsbridge       Number of TNTC Shares to be
                                                Fine Wine, Inc. Shares              issued to
        Shareholder Name and Address                                         Shareholder or designees
        ----------------------------                                         ------------------------


Joel Shapiro                                  14,091,050                    7,045,525
65 Shrewsbury Rd
Livingston, NJ 07039

Pat Shane                                      1,200,000                     600,000
601 Lake Avenue
Altamonte Springs, FL 32701

Peter Bowthorpe                                1,155,000                     577,500
6 The Homestead Sea Road
East Preston, West Sussex
UK BN 16 1lw

Charles Keith Howe                                85,000                      42,500
Billhurst
Lingfield Common Rd
Lingfield, Surrey, UK RH7 8BZ

Rupert Keith Beauclerk                            42,500                      21,250
Billhurst
Lingfield Common Rd
Lingfield, Surrey, UK RH7 8BZ

Nicholas Alexander Shrager                       831,500                     415,750
88 Higher Drive
Banstead, Surrey
UK SM7 1BR

Martin Weisberg Trust                            300,000                     150,000
3 Powder Hill Rd
Waccabuc, NY 10597

PLS Super Annuation Fund                       1,897,000                     948,500
13 Lileura Avenue
Beaumaris
Victoria, AU 3193

Stockdale SuperAnnuation Fund                     89,700                      44,850
17 Lantana RD
Gardenvale
Victoria, AU 3195

Joe Carr                                         350,000                     175,000
659 Western Avenue
Albany, NY 12203

Jeff Marsden                                     150,000                      75,000
6281 Klamath Street
Westminster, CA 92683

Kerry Vix                                        350,000                     175,000
PO box 1287
Paso Robles, CA 93447




                                       26


                                               Number of Knightsbridge       Number of TNTC Shares to be
                                                Fine Wine, Inc. Shares              issued to
        Shareholder Name and Address                                         Shareholder or designees
        ----------------------------                                         ------------------------

Steve Felten                                      25,000                      12,500
2219 Arciero Ct
Paso Robles, CA 93446

Christopher Vix                                   25,000                      12,500
195 via Magnolia
Paso Robles, CA 93446

Leslie Melendez                                   15,000                       7,500
7605 Cortina
Atascadero, CA 93422

Gary Cargill                                      12,000                       6,000
1036 Samantha Way
Paso Robles, CA 93446

Paul Bay                                           8,000                       4,000
7585 Cortina
Atascadero, CA 93422

Falcon Corp. USA                                  71,250                      35,625
747 Las Corichas
Thousand Oaks, CA 91360

Mark Carvelho                                     22,500                      11,250
1691 Mesa Drive, Apt. L-8
Santa Ana Heights, CA

Chris Gilbert                                     21,750                      10,875
628 San Telmo Circle
Newbury Park, CA 91320

Melvin M. Frazer                                  27,000                      13,500
20350 Chapter Drive
Woodland Hills, CA 91364

Paul Krechtmer                                   207,000                     103,500
200 E 58th St.
New York, NY 10022

Richard Rosenblum                                500,000                     250,000
122 Marlborough Rd
Scarborough, NY 10510

Victor Sedaka                                    150,000                      75,000
3359 Bedford Avenue
Brooklyn, NY 11210

Robert Massucci                                  100,000                      50,000
1881 Hood Lane
Maple Glen, PA 19002

Barry Alexander                                1,800,000                     900,000
33948 N. 81st St
Scottsdale, AZ 85262

Mitchell Weiner                                   83,750                      41,875
2005 Oceanwalk Terrace
Lauderdale by the Sea, FL 33062



                                       27


                                              Number of Knightsbridge       Number of TNTC Shares to be
                                               Fine Wine, Inc. Shares              issued to
       Shareholder Name and Address                                         Shareholder or designees
       ----------------------------                                         ------------------------

California Wine Company                          375,000                     187,500

TriPoint Capital Advisors, LLC                   325,000                     162,500
15245 Shady Grove Rd, Suite 400
Rockville, MD 20850

James McCubbin                                   300,000                     150,000
38 Maybaugh Lane
Annapolis, MD 21403

Mike Gallo                                        10,000                       5,000
36 Knightsbridge Place
Jackson, NJ 08527

William Callahan                                  10,000                       5,000
24-20 35th Street
Astoria, NY 11103

Michael Garnick                                  175,000                     87,500
1590 Stockton Road
Meadowbrook, Pa 19046

